    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 6996

                                                  REGISTRATION NO. 333-
                                                                       ---------
================================================================================



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       -------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       -------------------------------


                            ARCADIAN CORPORATION
           (Exact name of registrant as specified in its charter)



             DELAWARE                                       76-0275035
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

    6750 POPLAR AVENUE, SUITE 600                           38138-7419
          MEMPHIS, TENNESSEE                                (Zip Code)
(Address of Principal Executive Offices)



                            ARCADIAN CORPORATION
                            RESTRICTED STOCK PLAN
                            (Full title of plan)

                               PETER H. KESSER
                            VICE PRESIDENT - LAW,
                        GENERAL COUNSEL AND SECRETARY
                        6750 POPLAR AVENUE, SUITE 600
                        MEMPHIS, TENNESSEE 38138-7419
                   (Name and address of agent for service)

                               (901) 758-5200
        (Telephone number, including area code, of agent for service)


                       -------------------------------


                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed                  Proposed
    Title of Securities             Amount to be        Maximum Offering          Maximum Aggregate               Amount of
     to be Registered                Registered          Price Per Share           Offering Price              Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.01 per share           675,000 (1)          $22.44 (2)               $15,147,000 (2)                 $5,224
====================================================================================================================================

(1) Plus such additional shares, if any, as may be issued pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c) and (h) by averaging the high and low sale prices of the Common Stock on the New York Stock Exchange on August 15, 1996.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

- -----------------

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the introductory Note to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, or portions of documents, previously filed by Arcadian Corporation ("Company") with the Securities and Exchange Commission ("Commission") are hereby incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

         3. The Company's Current Reports on Form 8-K dated January 16, 1996, February 27, 1996, and August 5, 1996.

         4. The description of the Company's Common Stock, par value $.01 per share ("Common Stock"), incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 1-13774), as amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Delaware General Corporation Law

         The Company is incorporated under the laws of the State of Delaware.
Section 102(b) of the Delaware General Corporation Law provides as follows:

         In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of [the Delaware General Corporation Law]; or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law provides as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Restated Certificate of Incorporation

         Article V of the Restated Certificate of Incorporation of the registrant provides as follows:

         The Company may indemnify its directors, officers, employees and agents, to the extent permitted by the General Corporation Law of the State of Delaware.

         Article VI of the Restated Certificate of Incorporation of the registrant provides as follows:

         A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Amended and Restated Bylaws

         Article VIII of the Amended and Restated Bylaws of the registrant provides as follows:

         The Company shall be authorized to indemnify any person entitled to indemnity under law, to the fullest extent permitted by law.

Indemnity Agreements

         The registrant has entered into Indemnity Agreements with each of its directors and officers and certain other employees, providing for indemnification of such persons to the fullest extent allowed under Section 145 of the DGCL. The Company is required by the Indemnity Agreements and the Special Committee Indemnity Agreements to advance litigation and related expenses to the indemnified persons, subject to their undertaking to repay such amounts if it is ultimately determined that they are not entitled to be indemnified by the Company thereunder or otherwise.

Delaware Revised Uniform Limited Partnership Act

         Section 108 of the Delaware Revised Uniform Limited Partnership Act provides as follows:

         Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Partnership Agreements of the Partnership, Arcadian Fertilizer, L.P., and Certain Other Operating Partnerships

         Section 6.7 of the Agreement of Limited Partnership of the Partnership ("Partnership Agreement") provides as follows:

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the [registrant, as the general partner of the Partnership ("General Partner")] . . . and any person who is or was an officer or director of the General Partner [(each an "Indemnitee")] shall be indemnified and held harmless by the Partnership to the extent deemed advisable by the General Partner to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as
(i) the General Partner . . . or any of [its] [a]ffiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner . . . or any of [its] [a]ffiliates or (iii) a [p]erson serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the Indemnitee acted in good faith, in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful . . . . The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

         (b) To the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

         (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the [p]artners [of the Partnership], as a matter of law or otherwise, both as to actions in the Indemnitees' capacity as
(i) the General Partner . . . or an [a]ffiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner . . . or an [a]ffiliate thereof or (iii) a person serving at the request of the Partnership in another entity in a similar capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and as to actions in any other capacity.

         (d) The Partnership may purchase and maintain (or reimburse the General Partner or its [a]ffiliates for the cost of) insurance, on behalf of the General Partner and such other [p]ersons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such [p]erson in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such [p]erson against such liabilities under the provisions of this Agreement.

         (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the [l]imited [p]artners [of the Partnership] to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other [p]ersons.

         (i) No amendment, modification or repeal of this Section 6.7 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment modification or repeal, regardless of when such claims may arise or be asserted.

         Section 6.8 of the Partnership Agreement provides as follows:

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the [l]imited [p]artners [of the Partnership] or any other [p]ersons who have acquired [limited partner] interests in the [Partnership], for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith . . . .

         (c) Any amendment, modification or repeal of this Section 6.8 or any other provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the [l]imited [p]artners [of the Partnership] of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         The Agreements of Limited Partnership of Arcadian Fertilizer, L.P., and certain other operating partnerships of the Company contain provisions substantially similar to Sections 6.7 and 6.8 of the Partnership Agreement.

Insurance

         The Company maintains directors' and officers' liability insurance covering such persons in their official capacities with the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                                                    DESCRIPTION
- ------                                                    -----------
   4.1   - Indenture dated May 11, 1993, among Arcadian Partners, L.P., Arcadian Partners Finance Corporation, and IBJ
           Schroder Bank & Trust Company, as Trustee, with respect to Arcadian Partners, L.P.'s and Arcadian Partners
           Finance Corporation's Series A and B Senior Notes due 2005 (incorporated herein by reference to Exhibit 4.2 to Arcadian Partners, L.P.'s Current Report on Form 8-K for the reported event dated May 11, 1993).

   4.2   - Note Agreement dated as of April 23, 1992, between Arcadian Fertilizer, L.P., and the purchasers of the First
           Mortgage Notes named therein (form), as amended by (1) the letter agreement dated as of September 7, 1993, between Arcadian Fertilizer, L.P., and the holders of the First Mortgage Notes (form), (2) the letter agreement dated as of April 8, 1994, between Arcadian Fertilizer, L.P., and the holders of the First Mortgage
           Notes (form), (3) the letter agreement dated as of June 26, 1995, between Arcadian Fertilizer, L.P., and the holders of the First Mortgage Notes (form), and (4) the letter agreement dated as of July 24, 1995, between
           Arcadian Fertilizer, L.P., and the holders of the First Mortgage Notes (form) (incorporated herein by reference to Exhibit 10.34 to the Registration Statement on Form S-1 (Registration No. 33-45828) relating to
           Arcadian Partners, L.P.'s offering of Preference Units ("Preference Units Registration Statement"), Exhibit
           10.27 to Arcadian Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993,
           Exhibit 4.3 to the Registration Statement on Form S-4 (Registration No. 33-90290) relating to Arcadian
           Corporation's offering of Mandatorily Convertible Preferred Stock, Series A ("Preferred Stock Registration
           Statement"), and Exhibit 4.2 to Arcadian Corporation's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1995 ("1995 Annual Report")).

   4.3   - Revolving Credit Agreement dated as of June 29, 1995, among Arcadian Fertilizer, L.P., the banks parties thereto, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as
           Agent (incorporated herein by reference to Exhibit 4.4 to the Preferred Stock Registration Statement).

   4.4   - Registration Rights Agreement dated as of December 22, 1989, among Arcadian Corporation and certain holders of Common Stock (form) (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form
           S-1 (Registration No. 33-34357) relating to Arcadian Corporation's offering of Common Stock ("Common Stock
           Registration Statement")).

   4.5   - Warrant Issuance Agreement dated as of May 31, 1989, between Arcadian Corporation and AAC Holdings, Inc., on behalf of the holders of AAC Warrants (incorporated herein by reference to Exhibit 10.29 to the Common Stock
           Registration Statement).

   4.6   - Warrant Agreement dated as of December 22, 1989, between Arcadian Corporation and Chemical Bank, as Warrant
           Agent, relating to the B Warrants, as supplemented by (1) the First Supplemental Agreement dated as of April
           10, 1992, among Arcadian Fertilizer, L.P., Arcadian Corporation and Chemical Bank, as Warrant Agent, and
           (2) the letter agreement dated as of January 31, 1996, among Arcadian Corporation, Society National Bank, as successor Warrant Agent, and Chemical Bank, as removed Warrant Agent (incorporated herein by reference to
           Exhibit 10.31 to the Common Stock Registration Statement, Exhibit 10.31 to the Preference Units Registration
           Statement, and Exhibit 4.6 to the 1995 Annual Report).

   5     - Opinion of Bracewell & Patterson, L.L.P., as to the legality of the Common Stock.

   15    - Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information.

   23.1  - Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

   23.2  - Consent of KPMG Peat Marwick LLP.

   23.3  - Consent of Coopers & Lybrand (previously traded as Deloitte & Touche) - Arcadian Trinidad Limited.

   23.4  - Consent of Coopers & Lybrand (previously traded as Deloitte & Touche) - Arcadian Trinidad Ammonia Limited.

   24    - Powers of attorney (included on the signature page of this Registration Statement as originally filed).


ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 16, 1996.

                                      ARCADIAN CORPORATION


                                      By:        /s/ J. D. CAMPBELL
                                          -------------------------------------
                                                     J. D. Campbell
                                          President and Chief Executive Officer

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints A. L. Williams and Peter H. Kesser, each with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 1996.


       /s/ WILLIAM A. MCMINN                     /s/ WILLIAM P. COPENHAVER
- ------------------------------------------      -------------------------------
           William A. McMinn                         William P. Copenhaver
         Chairman of the Board                             Director


         /s/ J. D. CAMPBELL                         /s/ ALLAN R. DRAGONE
- ------------------------------------------      -------------------------------
             J. D. Campbell                             Allan R. Dragone
  Director, President and Chief Executive                  Director
   Officer (principal executive officer


          /s A. L. WILLIAMS                         /s/ HERBERT W. KIRBY
- ------------------------------------------      -------------------------------
             A. L. Williams                             Herbert W. Kirby
       Vice President - Finance and                        Director
    Chief Financial Officer (principal
     financial and accounting officer)


          /s/ JOHN R. BLOCK                        /s/ JAMES A. SHIRLEY
- ------------------------------------------      -------------------------------
              John R. Block                            James A. Shirley
                Director                                   Director


          /s/ GORDON A. CAIN                       /s/ CHESTER B. VANATTA
- ------------------------------------------      -------------------------------
              Gordon A. Cain                           Chester B. Vanatta
                 Director                                  Director

                               INDEX TO EXHIBITS



                                                                                                     Sequentially
   Exhibit                                                                                              Numbered
    Number                                     Description                                                Page
   -------                                     -----------                                           ------------
       4.1    -  Indenture dated May 11, 1993, among Arcadian Partners, L.P., Arcadian Partners
                 Finance Corporation, and IBJ Schroder Bank & Trust Company, as Trustee, with respect to Arcadian Partners, L.P.'s and Arcadian Partners Finance Corporation's
                 Series A and B Senior Notes due 2005 (incorporated herein by reference to Exhibit
                 4.2 to Arcadian Partners, L.P.'s Current Report on Form 8-K for the reported event dated May 11, 1993).

       4.2    -  Note Agreement dated as of April 23, 1992, between Arcadian Fertilizer, L.P., and the purchasers of the First Mortgage Notes named therein (form), as amended by
                 (1) the letter agreement dated as of September 7, 1993, between Arcadian
                 Fertilizer, L.P., and the holders of the First Mortgage Notes (form), (2) the letter agreement dated as of April 8, 1994, between Arcadian Fertilizer, L.P., and the holders of the First Mortgage Notes (form), (3) the letter agreement dated as of June 26, 1995, between Arcadian Fertilizer, L.P., and the holders of the First
                 Mortgage Notes (form), and (4) the letter agreement dated as of July 24, 1995, between Arcadian Fertilizer, L.P., and the holders of the First Mortgage Notes
                 (form) (incorporated herein by reference to Exhibit 10.34 to the Registration
                 Statement on Form S-1 (Registration No. 33-45828) relating to Arcadian Partners,
                 L.P.'s offering of Preference Units ("Preference Units Registration Statement"),
                 Exhibit 10.27 to Arcadian Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Exhibit 4.3 to the Registration Statement on Form S-4
                 (Registration No. 33-90290) relating to Arcadian Corporation's offering of
                 Mandatorily Convertible Preferred Stock, Series A ("Preferred Stock Registration
                 Statement"), and Exhibit 4.2 to Arcadian Corporation's Annual Report on Form 10-K
                 for the fiscal year ended December 31, 1995 ("1995 Annual Report")).

       4.3    -  Revolving Credit Agreement dated as of June 29, 1995, among Arcadian Fertilizer,
                 L.P., the banks parties thereto, and Cooperatieve Centrale Raiffeisen-Boerenleenbank
                 B.A., "Rabobank Nederland", New York Branch, as Agent (incorporated herein by reference to Exhibit 4.4 to the Preferred Stock Registration Statement).

       4.4    -  Registration Rights Agreement dated as of December 22, 1989, among Arcadian
                 Corporation and certain holders of Common Stock (form) (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (Registration
                 No. 33-34357) relating to Arcadian Corporation's offering of Common Stock ("Common
                 Stock Registration Statement")).

       4.5    -  Warrant Issuance Agreement dated as of May 31, 1989, between Arcadian Corporation and AAC Holdings, Inc., on behalf of the holders of AAC Warrants (incorporated herein by reference to Exhibit 10.29 to the Common Stock Registration Statement).

       4.6    -  Warrant Agreement dated as of December 22, 1989, between Arcadian Corporation and
                 Chemical Bank, as Warrant Agent, relating to the B Warrants, as supplemented by
                 (1) the First Supplemental Agreement dated as of April 10, 1992, among Arcadian
                 Fertilizer, L.P., Arcadian Corporation and Chemical Bank, as Warrant Agent, and
                 (2) the letter agreement dated as of January 31, 1996, among Arcadian Corporation,
                 Society National Bank, as successor Warrant Agent, and Chemical Bank, as removed
                 Warrant Agent (incorporated herein by reference to Exhibit 10.31 to the Common
                 Stock Registration Statement, Exhibit 10.31 to the Preference Units Registration
                 Statement, and Exhibit 4.6 to the 1995 Annual Report).

       5      -  Opinion of Bracewell & Patterson, L.L.P., as to the legality of the Common Stock.

      15      -  Letter of KPMG Peat Marwick LLP regarding unaudited interim financial information.

      23.1    -  Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as
                 Exhibit 5 hereto).

      23.2    -  Consent of KPMG Peat Marwick LLP.



                                                                                                     Sequentially
   Exhibit                                                                                              Numbered
    Number                                     Description                                                Page
   -------                                     -----------                                           ------------
      23.3    -  Consent of Coopers & Lybrand (previously traded as Deloitte & Touche) - Arcadian
                 Trinidad Limited.

      23.4    -  Consent of Coopers & Lybrand (previously traded as Deloitte & Touche) - Arcadian
                 Trinidad Ammonia Limited.

      24      -  Powers of attorney (included on the signature page of this Registration Statement as originally filed).